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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Gateway Energy Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GATEWAY ENERGY CORPORATION
500 Dallas Street, Suite 2615
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 25, 2004

To the Stockholders of Gateway Energy Corporation:

        You are cordially invited to attend the Annual Meeting of Stockholders of Gateway Energy Corporation (the "Company") to be held at The DoubleTree Allen Center Hotel, 400 Dallas Street, Houston, Texas 77002 on Tuesday, May 25, 2004 at 10:00 a.m. Central Time. The purpose of the meeting is to transact the following business:

  1.
  To elect a Board of Directors to serve until the next annual meeting of stockholders.

  2.
  To ratify the appointment of Pannell Kerr Forster of Texas, P.C. as independent public accountants.

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Stockholders of record at the close of business on March 31, 2004 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.

        The Board of Directors appreciates and encourages stockholder participation in the Company's affairs, and we hope you can attend in person. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, please sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

        During the meeting the Board of Directors will report to you on the Company's progress during this past year and will discuss plans for the current year. We welcome this opportunity to share our progress with you and look forward to your comments and questions.

                      By Order of the Board of Directors

                      Michael T. Fadden
                       Chairman, CEO and President

Houston, Texas
April 20, 2004

GATEWAY ENERGY CORPORATION
500 Dallas Street, Suite 2615
Houston, Texas 77002

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

MAY 25, 2004

GENERAL INFORMATION

        This Proxy Statement is furnished to the holders of the Common Stock, $0.25 par value per share ("Common Stock") in connection with the solicitation of proxies by the Board of Directors of Gateway Energy Corporation (the "Company") to be voted at the Annual Meeting of Stockholders to be held on May 25, 2004, or any adjournment thereof. The first mailing of the proxy material to the holders of the Common Stock will be made on approximately April 20, 2004.

        The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or electronic media by regular employees of the Company. The Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy material to security owners and obtaining their proxies.

        Stockholders of record at the close of business on March 31, 2004 (the "Record Date") are entitled to vote on matters to come before the meeting. Stockholders of record include individuals holding stock certificates in their names and brokers who hold shares on account for the benefit of their clients, who are the beneficial owners. On the Record Date there were outstanding and entitled to vote 15,686,041 shares of Common Stock. Each share is entitled to one vote on each matter presented.

        Any proxy may be revoked by a stockholder of record at any time before it is exercised by giving written notice to that effect to the Secretary of the Company or by signing a later-dated proxy. Stockholders of record who attend the Annual Meeting may revoke any proxy previously granted and vote in person. Beneficial owners who wish to vote in person or revoke an earlier-dated proxy must request a legal proxy from their broker which grants the beneficial owner the authority to vote the shares.

        All properly executed proxies will be voted in accordance with the instructions contained thereon, and if no instruction is specified, the proxies will be voted for the election of the eight directors named elsewhere in the Proxy Statement, for ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as independent public accountants, and in accordance with the instruction of the Board of Directors as to any other matters. Abstentions do not constitute a vote "FOR" or "AGAINST" any matter listed in the accompanying Notice of Annual Meeting, but will be included in determining the number of shares present for purposes of obtaining a quorum. Also broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting. If such a quorum should not be present, the Annual Meeting may be adjourned from time to time until the necessary quorum is obtained.

PROPOSAL 1
ELECTION OF DIRECTORS

        The following is a list of the names, addresses, and ages of the eight nominees, all of whom are presently serving as Directors, except Messrs. Wilson and Raasch. Also included in the chart is the year in which each serving Director became a Director of the Company. Footnoted below is the past five-year business history of each Director nominee and any public company directorships held by such persons. The proxy holders named in the proxy intend to vote "FOR" the election of the eight nominees listed below unless authority to so vote is withheld. In the unexpected event that any of the nominees is unable to serve or for good cause will not serve as a Director, the proxy holders reserve the right to vote for such substitute nominees that are designated by the Board of Directors.

        While the Board of Directors recommends a vote "FOR" the election of the eight nominees listed below, additional information is relevant for stockholders. Two of the nominees, Messrs. Raasch and Wilson, contacted three existing members of the Board of Directors at various times in 2004 representing that they, Messrs. Raasch and Wilson, had sufficient stockholder votes and financing to conduct a proxy contest to elect a new slate of directors at the 2004 Annual Meeting of Stockholders. The three existing board members, recognizing that the Company did not have the cash resources nor believing it to be in the best interests of Gateway stockholders to engage in a costly proxy contest, asked whether Messrs. Raasch and Wilson would forego a proxy contest if Messrs. Raasch and Wilson were nominated as part of management's slate of director nominees for 2004. Messrs. Raasch and Wilson agreed. The Board Nominating Committee recommended Messrs. Raasch and Wilson be nominees and the Board approved the slate at a meeting on March 25, 2004. Both have agreed to serve if elected.

The Board of Directors recommends a vote "FOR" the election of the eight nominees listed below.

Name	Address	Age	Director Since
Michael T. Fadden	500 Dallas Street, Suite 2615, Houston, TX 77002	63	1997
John B. Ewing, Jr.	1800 Second Street, Suite 799, Sarasota, FL 34236	82	1988
Scott D. Heflin	500 Dallas Street, Suite 2615, Houston, TX 77002	46	1999
Earl P. Hoffman	2 Northpoint Drive, Suite 820, Houston, TX 77060	62	1998
Charles A. Holtgraves	Post Office Box 860202, Shawnee, KS 66286	39	1988
Larry J. Horbach	10842 Old Mill Road, Suite 5, Omaha, NE 68154	62	1990
John A. Raasch	1960 Las Palmas #138, Laughlin, NV 89029	71	—
Philip A. Wilson	211 West Main, Smithville, MO 64089	54	—

        Michael T. Fadden.    Mr. Fadden has served as Chairman of the Board of Directors since February 1999 and currently serves on the Executive Committee and Nominating Committee of the Board. He was elected CEO in July 1998 and President in August 1997. Prior to becoming CEO, he served as COO from August 1997 until July 1998.

        John B. Ewing, Jr.    Mr. Ewing currently serves as a Director of the Company and acts as Chairman of the Compensation and Stock Option Committee of the Board. He has been an attorney in private practice since 1947.

        Scott D. Heflin.    Mr. Heflin currently serves as a Director of the Company and serves on the Executive Committee of the Board. He has served as Chief Financial Officer of the Company since

September 1998 and Treasurer and Secretary of the Company since November 1998. Mr. Heflin was Controller of Monterey Resources, Inc. from 1997 to 1998.

        Earl P. Hoffman.    Mr. Hoffman currently serves as a Director of the Company and serves on the Executive Committee and Compensation and Stock Option Committee of the Board. He has served since 1992 as CEO and as President since 2000 of Advanced Extraction Technologies, Inc., a technology licensing company serving the natural gas, refining and petrochemical industries.

        Charles A. Holtgraves.    Mr. Holtgraves currently serves as a Director of the Company, acts as Chairman of the Nominating Committee and serves on the Audit Committee of the Board. He was the CFO and Vice President of First Mortgage Investment Company from 1989 to 1999 and is currently President of Argus Investment Group and Chairman and President of Advanced Financial, Inc.

        Larry J. Horbach.    Mr. Horbach currently serves as a Director of the Company and serves on the Audit Committee of the Board. He has served as Chairman, President and CEO, and Executive Vice President—Shareholder Relations of the Company from June 1990, resigning as President in August 1997, CEO in July 1998, Chairman in February 1999, and Executive Vice President—Shareholder Relations in July 1999. Mr. Horbach is the owner of L.J. Horbach & Associates.

        John A. Raasch.    Mr. Raasch was Senior Vice President of Wachovia Securities until his retirement on December 31, 2003 after 33 years of service. Mr. Raasch is not currently a director of the Company.

        Philip A. Wilson.    Mr. Wilson is President of Lawyer's Assist Corporation and has served in that capacity since 1972. He also served as Chief Criminal Investigator for the Office of the Prosecuting Attorney of Clay County, Missouri until September 2002. Mr. Wilson is not currently a director of the Company.

PROPOSAL 2
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

        Upon the recommendation of the Audit Committee, the Board of Directors has appointed Pannell Kerr Forster of Texas, P.C., independent public accountants, to audit the financial statements of Gateway Energy Corporation for the year ending December 31, 2004, and to perform tax and other services as may be authorized from time to time by the Audit Committee of the Board of Directors.

        The Board has directed that the appointment of Pannell Kerr Forster of Texas, P.C. be submitted to the stockholders for approval. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote on the proposal at the Annual Meeting is required for approval. If the stockholders do not approve, the Audit Committee and the Board will reconsider the appointment.

        Representatives of Pannell Kerr Forster of Texas, P.C. are expected to be present at the Annual Meeting. They will be available to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

        The Board of Directors recommends a vote "FOR" the ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as independent public accountants.

GOVERNANCE OF THE COMPANY

The Board of Directors

        The business of the Company is managed under the direction of the Board of Directors. There were eight meetings in the year ended December 31, 2003. During the twelve-month period, no director attended fewer than 75% of all of the meetings of the Board of Directors and all meetings of

Board committees upon which the directors served. All directors attended the Annual Meeting on May 21, 2003 and are expected to attend this year's Annual Meeting. The Company's Board has agreed to be bound by the Company's Code of Ethics described below.

Compensation of Directors

        The Company does not compensate employee-directors in their capacity as directors of the Company. All Directors were reimbursed for reasonable travel and lodging expenses incurred while attending Board, Committee or Annual meetings. In the year ended December 31, 2003, the compensation policy for non-employee directors (i.e. "Outside Directors") was as follows:

  •
  A one-time grant of an option to purchase 10,000 shares of Common Stock, at fair market value on date of grant, pursuant to the Outside Directors Stock Option Plan.

  •
  An annual retainer of $10,000, one-half in Common Stock, valued and payable at the market price on the date of the Annual Meeting of Stockholders, and one-half in cash payable at a rate of $1,250 each quarter. In the year ended December 31, 2003 the non-employee directors agreed to accept options to purchase 13,333 shares of common stock with an exercise price of $.375 in lieu of the stock award portion of their annual compensation.

  •
  A cash payment of $125 per hour for each Board, Committee or Annual Meeting attended; provided that meetings and specific consultations with the Company's executive management lasting at least eight hours are compensated on a per diem rate of $1,000.

  •
  As of December 31, 2003, annual directors' fees of $24,750 remained unpaid.

Committees of the Board of Directors

        The Board of Directors has established an Audit Committee, a Compensation and Stock Option Committee, an Executive Committee and a Nominating Committee. The Executive Committee, currently comprised of Messrs. Fadden, Heflin and Hoffman, oversees and administers the Outside Directors Stock Option Plan.

Audit Committee

        The primary purpose of the Audit Committee is to protect the interests of the Company's stockholders and directors by assisting the Board of Directors in fulfilling its responsibilities over the financial policies and reporting process, internal controls structure and compliance with legal and regulatory requirements. The Audit Committee recommends to the Board the appointment of the independent auditors, and periodically reviews and evaluates their performance and independence from management. As reported on Form 8-K dated January 30, 2004, the Audit Committee recommended and the Board of Directors approved the dismissal of Deloitte & Touche LLP as the Company's independent accountant. Further, based on a recommendation from the Audit Committee, the Board of Directors approved as the Company's successor certifying accountant, Pannell Kerr Forster of Texas, P.C. effective January 23, 2004. Messrs. Holtgraves, Horbach and McConnell comprise the Audit Committee and each is independent from the Company as defined by NASD listing standards. The Audit Committee met five times during the year ended December 31, 2003.

        Mr. McConnell, the Chairman of the Audit Committee, is independent of the management of the Company and is a financial expert as defined in Item 401 of Regulation S-B. Under the Regulations, a financial expert is a person who possess all of the following attributes:

  1)
  an understanding of financial statements and generally accepted accounting principles;

  2)
  an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

  3)
  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities;

  4)
  an understanding of internal controls and procedures for financial reporting; and

  5)
  an understanding of audit committee functions.

Mr. McConnell's designation as an audit committee financial expert does not impose any duties, obligations or liability on him that are greater than those imposed on all members of the audit committee, nor does it affect the duties, obligations or liability of any other member of the committee or the Board of Directors.

        Management has primary responsibility for the Company's financial statements. The Company's independent auditors, Pannell Kerr Forster of Texas, P.C., audit the annual financial statements prepared by management and express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America. Additionally, Pannell Kerr Forster of Texas, P.C. will conduct quarterly reviews of the Company's financial statements in accordance with Statement on Auditing Standards ("SAS") No. 71, "Interim Financial Information", as amended by SAS No. 90, "Audit Committee Communications".

        During the year ended December 31, 2003:

  •
  Deloitte & Touche, LLP, the Company's predecessor independent auditors discussed with the Audit Committee issues required to be discussed by SAS No. 61, "Communications with Audit Committees", as amended by SAS No. 90. SAS No. 61, as amended by SAS No. 90, specifies that the discussion should involve management and include such matters as the consistency, clarity and completeness of accounting policies and disclosures.

  •
  The Audit Committee reviewed the Company's audited financial statements and met with both management and Pannell Kerr Forster of Texas, P.C. to discuss those financial statements. Management has represented to the Audit Committee that those financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

  •
  The Audit Committee discussed with Pannell Kerr Forster of Texas, P.C. the written disclosure and letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". That Standard addresses the auditors' independence from the Company.

  •
  Based on its review and the discussions noted above, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003.

  Gary A. McConnell (Chairman)
  Charles A. Holtgraves
  Larry J. Horbach

Compensation and Stock Option Committee

        The primary purpose of the Compensation and Stock Option Committee is to recommend to the Board of Directors compensation for officers of the Company and to administer the Company's Stock Option Plan. Among other things, the Committee recommends to the Board the executives to be included in the Company's Executive Compensation Plan, the annual base salary for covered executives and any grants of stock options pursuant to the Executive and Middle Management Compensation Plans, which are discussed in more detail in the following section under the caption EXECUTIVE COMPENSATION. Messrs. Ewing, Hoffman and Horbach currently serve on the Committee. The Committee met four times during the year ended December 31, 2003.

        The Compensation and Stock Option Committee and the Board of Directors believe that the Executive Plan and the Middle Management Plan will help the Company employ and retain key executive officers and employees, who will in turn maximize the value of the Company's Common Stock.

  John B. Ewing, Jr. (Chairman)
  Earl P. Hoffman
  Larry J. Horbach

Nominating Committee

        The primary purpose of the Nominating Committee is to recommend candidates to serve on the Board of Directors. The Nominating Committee acts under the authority of the Nominating Committee Charter approved and adopted by the Board of Directors in February 2004. The Nominating Committee Charter is available for review on the Company's website, www.gatewayenergy.com. Messrs. Fadden, Holtgraves and McConnell comprise the Nominating Committee, and Mr. Holtgraves and Mr. McConnell are independent from the Company as defined by NASD listing standards.

        The Nominating Committee evaluates candidates for service on the Board of Directors based on the Policy Statement Regarding the Selection and Tenure for Board of Directors adopted by the Company in August 2002 and incorporated into the Charter. Nominees are chosen for their ability to represent all of the shareholders, and for their character, judgment, fairness and overall ability. Desirable nominees bring valid business or professional knowledge and experience, preferably in the energy industry that can bear on the Company's strategies and deliberations.

        The Committee will consider candidates for nomination submitted by stockholders on the same basis as any other candidate submitted for consideration as a nominee. Stockholders who wish to submit a candidate for consideration by the Nominating Committee to serve on the Board of Directors beginning in May 2005 must deliver the nomination in writing to the Secretary of the Corporation, Gateway Energy Corporation, 500 Dallas Street, Suite 2615, Houston, Texas 77002 no later than December 21, 2004. Such nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such nominee's written consent to being named in the proxy statement as a nominee and serving as a director if elected.

        The Committee met in November 2003 and March 2004 and recommended the nominees in Proposal 1.

  Charles A. Holtgraves (Chairman)
  Michael T. Fadden
  Gary A. McConnell

CODE OF ETHICS

        Section 407 of the Sarbanes-Oxley Act of 2002 (the "Act") requires the disclosure of whether the Company has adopted a Code of Ethics ("Code") for its principal executive and financial officers, or other persons performing substantially similar functions. The Company has adopted such a Code for all officers, directors and employees of the Company. It is available for inspection on the Company's website, www.gatewayenergy.com, or by mail free of charge by written request to: Gateway Energy Corporation, Attention: Nancy S. Block, Manager of Investor Relations & Administration, 500 Dallas Street, Suite 2615, Houston, Texas 77002.

CONTACT THE GATEWAY ENERGY CORPORATION BOARD OF DIRECTORS

        Stockholders may direct questions or comments about accounting, internal accounting controls or auditing matters or other concerns to the Board of Directors by contacting the Board in either of the following ways:

Write to the Board: GEC Board of Directors Gateway Energy Corporation 500 Dallas, Suite 2615 Houston, Texas 77002	Email the Board: Directors@gatewayenergy.com
  •
  Questions relating to accounting, internal accounting controls or auditing matters will be referred to the Chairman of the Audit Committee.

  •
  Other concerns will be referred to the Chairman of the Board.

  •
  All questions and comments will be received and processed by the Secretary or Assistant Secretary of the corporation.

  •
  Stockholders will receive a written acknowledgement from the Secretary or Assistant Secretary upon receipt of the stockholder's written question or comment.

  •
  Stockholders can report their concerns anonymously or confidentially.

EXECUTIVE OFFICERS OF THE COMPANY

        The following is a list of the names and ages of the current executive officers of the Company, their business history for the past five years and the year in which each person became an Officer of the Company.

Name	Age	Position & Principal Occupation for Last Five Years	Officer Since
Michael T. Fadden	63	Chairman of the Board since February 1999, CEO since July 1998, and President since August 1997.	1997
Scott D. Heflin	46	Chief Financial Officer of the Company since September 1998; and Treasurer and Secretary since November 1998.	1998

EXECUTIVE COMPENSATION

        The Board of Directors and Compensation and Stock Option Committee have approved an Executive Compensation Plan ("Executive Plan") and a Middle Management Compensation Plan ("Middle Management Plan") for the Company. The executives to be covered are determined by the Compensation and Stock Option Committee of the Board. The Middle Management employees to be covered are determined by the President. Currently the CEO and CFO are covered by the Executive Plan and one employee in the Company's subsidiary operations is covered by the Middle Management Plan.

        Both the Executive Plan and the Middle Management Plan have three components: base salary, short-term incentive and long-term incentive. Base salaries are set annually. The short-term incentive under both plans is a cash bonus to be paid upon attainment of certain goals, which goals are set by the Board of Directors annually. No bonuses were payable for the year ended December 31, 2003 under the Executive Compensation Plan or the Middle Management Compensation Plan. The long-term incentive portion is comprised of incentive stock options on the Company's Common Stock. The Company's 1998 Stock Option Plan governs in all respects the number of options, terms and conditions of any grants made under each of the Executive Plan and the Middle Management Plan.

        Summary Compensation Table.    Individual executive officer compensation presented below is for the last three completed fiscal years and includes base salary, certain expense allowances provided by the Company and matching contributions of the Company to its 401(k) Savings Plan. The following Summary Compensation Table includes compensation paid in cash.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Other annual compensation ($) (e)	Restricted Stock Award(s) ($) (f)	Securities Underlying Options/SAR's (#) (g)	LTIP Payouts ($) (h)	All Other Compensation ($) (i)
Michael T. Fadden Chairman, CEO and President	12/31/03 12/31/02 12/31/01	175,000 175,000 170,830	— — —	12,666 12,666 12,450	— — —	75,000 — —	— — —	— — —
Scott D. Heflin Chief Financial Officer, Treasurer and Secretary	12/31/03 12/31/02 12/31/01	120,000 120,000 117,000	— — —	11,016 11,016 10,676	— — —	35,000 35,000 35,000	— — —	— — —

Executive Employment Agreements

        In 2001 the Company entered into employment agreements ("the Agreements") with Mr. Fadden and Mr. Heflin (collectively, the "Executives").

        The term of the Agreements is through October 31, 2004, renewable for successive one-year terms at the option of the Company. Under the Agreements, Mr. Fadden's base salary is $175,000 per year and Mr. Heflin's base salary is $120,000 per year. The Agreements provide for severance benefits in the event that the Company terminates the Executives' employment other than for cause, or if the Executives resign following certain adverse changes in the terms of their compensation or job responsibilities for a period of three years following a change in control of the Company.

        In the case of termination other than for cause where there is no change in control, these benefits would be calculated based on (1) one year's base salary, or (2) the base salary attributable to the remaining term of the Agreements, whichever is greater, plus any unpaid bonus attributable to the previous year of employment. If the termination occurs during a one-year renewal period of the Agreements, benefits would be calculated based on the base salary attributable to the remaining months of the one-year term, plus a pro rata share of any cash bonus paid for the year of termination attributable to that portion of the year during which the Executive was employed.

        In the case of a change in control of the Company, these benefits would be calculated based on an amount equal to twice the sum of the Executives' then annual base salary plus their average annual incentive bonus for the two years preceding such termination. The Company will continue to provide, at its expense, certain Executive health and welfare benefits for a period of up to four (4) years, reduced by any such benefits obtained from subsequent employers.

        The Agreements contain a non-competition provision under which the Executives are required not to engage in certain activities on behalf of competitors of the Company while employed by the Company and for a period of six months following termination. Further, Mr. Fadden's Agreement requires that he not engage, directly or indirectly, in any manner with any business or company engaged in removal of nitrogen from natural gas streams while he is employed by the Company and for a period of two years following his termination of employment.

        If neither party sent notice by May 4, 2004, the Agreements automatically renewed for another year. On March 23, 2004 the Board of Directors elected not to renew the Agreements and requested the Compensation and Stock Option Committee to commence preparation of new Agreements containing performance provisions.

Option/SAR Grants for the year ended December 31, 2003

        The following table sets forth information with respect to stock options granted to Mr. Fadden and Mr. Heflin in accordance with the 1998 Stock Option Plan during the year ended December 31, 2003. No Stock Appreciation Right ("SAR") grants were made during the year ended December 31, 2003.

Individual Grants					Potential realizable value at assumed annual rates of stock price appreciation for option term
Name (a)	Number of securities underlying options/SARs granted (#) (b)	Percent of total options/SARs granted to employees in fiscal year (c)	Exercise or base price ($/Sh) (d)	Expiration date (e)	5% ($) (f)	10% ($) (g)
Michael T. Fadden	75,000	47%	$0.38	5/21/13	$17,923	$45,422
Scott D. Heflin	35,000	22%	$0.38	5/21/13	$8,364	$21,197

Aggregated Option/SAR Exercises in the year ended December 31, 2003 and period-end
Option/SAR Values

        The following table sets forth information with respect to unexercised options and SARs. No stock options were exercised during the year ended December 31, 2003.

			Number of securities underlying unexercised options/SARs at December 31, 2003		Value (1) of unexercised in-the-money options/SARs at December 31, 2003
Name (a)	Shares acquired on exercise (#) (b)	Value Realized ($) (c)	Exercisable ("Ex") Unexercisable ("Un") (d)		Exercisable ("Ex") Unexercisable ("Un") (e)
Michael T. Fadden(2)	—	$—	225,750 75,000	("Ex") ("Un")	$ — 1,500	("Ex") ("Un")
Scott D. Heflin(3)	—	$—	115,000 70,000	("Ex") ("Un")	$6,075 3,150	("Ex") ("Un")

(1)
The value of the options was determined by using the average of the high and low price of the Company's Common Stock ($0.4000) on December 31, 2003.

(2)
The 225,750 options granted in 1997 and 1998 are fully vested and are in-the-money. The 75,000 options granted in 2003 are not vested but are in-the-money.

(3)
The 50,000 options granted in 1998 are fully vested but are not in-the-money. The 30,000 options granted in 2000 are vested and in-the-money. Of the 35,000 options granted in 2001, 23,333 are vested but not in-the-money. Of the 35,000 options granted in 2002, 11,667 are vested and are in-the-money. The 35,000 options granted in 2003 are not vested but are in-the-money.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of March 31, 2004 the following persons are known to the Company to be beneficial owners of more than five percent (5%) of the Company's voting Common Stock. The following table sets forth information concerning the shares of Common Stock owned by those persons.

(1) Title of Class	(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership		(4) Percent of class(1)
Common Stock	Michael T. Fadden 500 Dallas, Suite 2615 Houston, TX 77002	1,021,717	(2)	6.5%

(1)
Based upon 15,686,041 shares of Common Stock outstanding as of March 31, 2004.

(2)
This number of shares beneficially owned includes 225,750 shares purchasable pursuant to currently exercisable options or warrants.

        The following table sets forth information concerning the shares of Common Stock beneficially owned by (i) each director and nominee of the Company; (ii) each of the executive officers of the Company; and (iii) all directors and nominees and executive officers as a group.

Name	No. of Shares		%(1)
Michael T. Fadden, Chairman, CEO and President	1,021,717	(2)	6.5%
John B. Ewing, Jr., Director	85,465	(3)	*
Scott D. Heflin, CFO, Treasurer and Secretary	203,944	(4)	1.3%
Earl P. Hoffman, Director	62,618	(5)	*
Charles A. Holtgraves, Director	353,144	(6)	2.3%
Larry J. Horbach, Director	107,199	(7)	*
John A. Raasch, Director Nominee	684,500	(8)	4.4%
Philip A. Wilson, Director Nominee	159,400	(9)	1.0%

* Indicates less than 1% ownership.

        All directors, officers and nominees as a group beneficially own 2,677,987 shares, including currently exercisable options or warrants, or 17.1% of the outstanding Common Stock as of March 31, 2004. (1)(10)

(1)
Based upon 15,686,041 shares of Common Stock outstanding as of March 31, 2004. Each named person is deemed to be the beneficial owner of shares of Common Stock that may be acquired within 60 days upon exercise of stock options and shares or options owned indirectly through a partnership or corporation. Accordingly, the number of shares and percentage set forth next to the name of such person and all officers, directors and nominees as a group include the shares of Common Stock issuable upon presently exercisable stock options and any shares or options owned indirectly. However, the shares of Common Stock so issuable upon such exercise by any such person are not included in calculating the percentage of Common Stock beneficially owned by any other stockholder.

(2)
This number of shares beneficially owned includes 225,750 shares purchasable pursuant to currently exercisable options or warrants.

(3)
This number of shares beneficially owned includes 23,333 shares purchasable pursuant to currently exercisable options or warrants.

(4)
This number of shares beneficially owned includes 126,666 shares purchasable pursuant to currently exercisable options or warrants.

(5)
This number of shares beneficially owned includes 23,333 shares purchasable pursuant to currently exercisable options or warrants.

(6)
This number of shares beneficially owned includes 23,333 shares purchasable pursuant to currently exercisable options or warrants. This number of shares beneficially owned includes 25,825 shares held by the Vesta M. Holtgraves Revocable Trust and 112,751 shares held by the Holtgraves Family Limited Partnership.

(7)
This number of shares beneficially owned includes 13,333 shares purchasable pursuant to currently exercisable options or warrants. This number of shares beneficially owned includes 25,096 shares owned by H & F Investments, a partnership in which Mr. Horbach has a 50% interest; and 20,000 shares held in the estate of M. J. Coen that were pledged to Mr. Horbach prior to Mr. Coen's death. The shares will be transferred to Mr. Horbach upon settlement of the estate.

(8)
This number of shares beneficially owned includes 533,000 shares held in the name of a corporation, partnership, trust, limited liability company or other entity in which Mr. Raasch has beneficial ownership. This number of shares beneficially owned includes 22,000 shares held jointly, as custodian for minor children, or by members of the immediate family sharing the same household in which Mr. Raasch has shared beneficial ownership.

(9)
This number of shares beneficially owned includes 9,400 shares held in the name of a corporation, partnership, trust, limited liability company or other entity in which Mr. Wilson has beneficial ownership. This number of shares beneficially owned includes 25,000 shares held jointly, as custodian for minor children, or by members of the immediate family sharing the same household in which Mr. Wilson has shared beneficial ownership.

(10)
The number of shares and percentage calculation includes 25,825 shares held by the Vesta M. Holtgraves Revocable Trust and 112,751 shares held by the Holtgraves Family Limited Partnership in which Mr. Holtgraves has beneficial ownership; 25,096 shares owned by H & F Investments, a partnership in which Mr. Horbach has a 50% interest, and 20,000 shares held in the estate of M. J. Coen that were pledged to Mr. Horbach prior to Mr. Coen's death. This number of shares beneficially owned includes 533,000 shares held in the name of a corporation, partnership, trust, limited liability company or other entity in which Mr. Raasch has beneficial ownership. This number of shares beneficially owned includes 22,000 shares held jointly, as custodian for minor children, or by members of the immediate family sharing the same household in which Mr. Raasch has shared beneficial ownership. This number of shares beneficially owned includes 9,400 shares held in the name of a corporation, partnership, trust, limited liability company or other entity in which Mr. Wilson has beneficial ownership. This number of shares beneficially owned includes 25,000 shares held jointly, as custodian for minor children, or by members of the immediate family sharing the same household in which Mr. Wilson has shared beneficial ownership. The number of shares and percentage calculation includes 435,748 shares of Common Stock beneficially owned by directors and officers, purchasable pursuant to presently exercisable options or warrants.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company has an exclusive license in the U.S. from Advanced Extraction Technologies, Inc. ("AET") to use technology developed by AET to remove nitrogen from natural gas. The license agreement gives the Company the exclusive right in the United States to utilize AET's patented absorption based nitrogen rejection technology through at least December 31, 2004. The Company's exclusive rights under the agreement will continue after December 31, 2004 for as long as the Company meets certain installed nitrogen rejection unit capacity targets. The Company is required to pay a license fee per unit of volumes processed through each unit so long as there are any unexpired patents covering the technology. The latest of the underlying patents expires in 2022. Earl P. Hoffman, a director of the Company, is AET's President and CEO and a major stockholder in AET.

        Effective February 21, 2002, Gateway Pipeline Company and Gateway Processing Company (the "Borrowers") entered into a term credit agreement with a bank. The Borrowers used the proceeds to finance the construction of the Madisonville Pipeline Facilities. More details of the term credit agreement are disclosed in the Company's 10-KSB, mailed concurrently with this proxy statement. During November 2003, the agreement was amended, effective November 15, 2003, to modify provisions governing intercompany debt payments from the borrowers to Gateway Energy Corporation. All other terms and conditions of the agreement, including the maturity date, remained the same. Under the agreement, as amended effective November 15, 2003, the Borrowers borrowed $1.5 million in multiple advances. The monthly note payments through September 30, 2003 represented interest only. Thereafter the note requires 26 monthly payments of principal and interest, with a final payment of approximately $217,000, representing unpaid principal, and accrued but unpaid interest due at the December 31, 2005 maturity date. The agreement contains cross collateral and cross default provisions linking it to the Balloon Note, described below.

        Effective March 31, 2003, the Company entered into a balloon credit agreement (the "Balloon Note"). Under the Balloon Note agreement, the Borrowers borrowed $900,000 in multiple advances. Principal outstanding under the Balloon Note accrues interest at a fixed rate, and the note will mature after thirty-six months. The monthly note payments represent interest only on the total balance outstanding. The Borrowers used the proceeds to finance the remaining construction costs of the Pipeline Facilities, and to fund the principal and interest payments that were due under the Company's subordinated note agreements on March 1, 2003. More details of the balloon credit agreement are disclosed in the Company's 10-KSB, mailed concurrently with this proxy statement.

        The Balloon Note is collateralized with letters of credit obtained through Allen Drilling Acquisition Company, a Nebraska corporation ("ADAC"). Charles A. Holtgraves, a director of the Company, is President and a director of ADAC, and Larry J. Horbach, a director of the Company, is Secretary of ADAC and a director of the parent company of ADAC. Mr. Holtgraves owns directly no shares of ADAC common stock, and owns 14.65% of an entity that owns 55.56% of the ADAC senior preferred stock. Such preferred stock has a stated dividend rate equal to two-thirds (66 2/3%) of any Madisonville payments received by ADAC pursuant to the Agreement discussed below. Mr. Horbach owns no ADAC common or preferred stock.

        Under the terms of the agreement with ADAC, dated March 6, 2003 (the "Agreement"), ADAC agreed to provide security acceptable to the Company's primary bank to allow the Company to borrow the proceeds of the Balloon Note. In exchange, ADAC will receive, during the term of the Balloon Note, one-half (50%) of the price upside portion only, if any, of the monthly fee to be received by the Company pursuant to the Madisonville project agreements. Under the Agreement, ADAC will have the option to either: (i) receive at the end of the term of the Balloon Note a lump-sum payment, which when added to the payments received, if any, for the price upside portion, will result in a 15% pre-tax internal rate of return on the $900,000, or (ii) pay off the Balloon Note on or before the end of the Balloon Note term in exchange for a one-third (33 1/3%) ownership interest in the Pipeline Facilities from that date forward. The Company is obligated to pay the periodic interest payments to the bank during the three-year term of the Balloon Note. Further, the Company granted liens, subordinate to the Company's bank liens, on the Company's economic interest in the Madisonville project, its Waxahachie pipeline system, and its Fort Cobb subsidiary. The agreement contains cross collateral and cross default provisions linking it to the Madisonville Term Note, described above.

INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees

        Effective January 23, 2004, the Company elected to change its certifying accountant and states the following:

  (i)
  Deloitte & Touche LLP ("D & T") was dismissed by the Company, effective January 23, 2004.

  (ii)
  D & T's independent auditor's reports on the Company's financial statements for the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

  (iii)
  The decision to dismiss D & T was approved by the Audit Committee of the Board of Directors.

  (iv)
  There were no disagreements with D & T for the years ended December 21, 2002 and 2001 or for the interim period through January 23, 2004, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which, if not resolved to D & T's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its independent auditor's report.

  (v)
  The Company requested a letter from D & T stating whether or not it agrees with the statements made by the Company and filed the letter as Exhibit 16 to Form 8-K on February 6, 2004.

        Further, based on a recommendation from the Audit Committee, the Board of Directors approved Pannell Kerr Forster of Texas, P.C. (PKF) as the Company's successor certifying accountant, effective January 24, 2004. Neither the Company, nor any other party on its behalf, consulted with PKF on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure prior to its selection.

        For the year ended December 31, 2003, the Company expects to pay Pannell Kerr Forster of Texas, P.C. and Deloitte & Touche LLP, the Company's prior auditors, aggregate fees of $49,000 and $22,600, respectively, for auditing the annual financial statements included in the Company's Form 10-KSB and reviewing the quarterly financial statements included in the Company's Forms 10-QSB. For the year ended December 31, 2002, the Company paid Deloitte & Touche LLP aggregate fees of $68,250 for auditing the annual financial statements included in the Company's Form 10-KSB and reviewing the quarterly financial statements included in the Company's Forms 10-QSB.

All Other Fees

        The Company did not pay any fees for financial information systems design and implementation. For the year ended December 31, 2003, the Company expects to pay Pannell Kerr Forster of Texas, P.C. and Deloitte & Touche LLP aggregate fees of $15,000 and $7,500, respectively, for non-audit related services, primarily for preparation of federal and state income tax returns. For the year ended December 31, 2002, the Company paid Deloitte & Touche LLP $19,000 for non-audit related services, primarily for preparation of federal and state income tax returns. The Audit Committee of the Board of Directors reviewed the nature of non-audit services provided by both Pannell Kerr Forster of Texas, P.C. and Deloitte & Touche LLP and determined that such services are compatible with maintaining the accountants' independence from the Company.

OTHER BUSINESS

        Management does not intend to bring any business before the Annual Meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented to the Annual Meeting by others. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote in accordance with the instructions of the Board of Directors on such matters.

ANNUAL REPORT

        The Company's Annual Report, including the Form 10-KSB for the year ended December 31, 2003, is being mailed to stockholders concurrently herewith. The Annual Report is not a part of the proxy solicitation material. Additional copies of the Annual Report which includes the Form 10-KSB for the year ended December 31, 2003, will be provided, without charge, upon written request from any stockholder to: Gateway Energy Corporation, Attention: Nancy S. Block, Manager of Investor Relations & Administration, 500 Dallas Street, Suite 2615, Houston, Texas 77002.

COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT

        Section 16 (a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of the registered class of the Company's equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors, and 10% stockholders are also required by the SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Through March 31, 2004, Director Holtgraves failed to timely file five Forms 4 involving five separate transactions.

STOCKHOLDER PROPOSALS FOR 2005

        Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual meeting, consistent with regulations adopted by the SEC. Proposals to be considered for inclusion in the Proxy Statement for the 2005 Annual Meeting must be received by the Company not later than December 15, 2004. Proposals should be directed to the attention of the Secretary, Gateway Energy Corporation, 500 Dallas Street, Suite 2615, Houston, Texas 77002.

GATEWAY ENERGY CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
MAY 25, 2004

        The undersigned hereby constitutes and appoints Michael T. Fadden and Earl P. Hoffman, with full power to act alone, or any substitute appointed by either of them, as the undersigned's agent, attorney and proxy to vote the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Gateway Energy Corporation, to be held at The DoubleTree Hotel, 400 Dallas Street, Houston, Texas 77002 on the 25th day of May, 2004 at 10:00 a.m. Central time or any adjournments as indicated hereon.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
GATEWAY ENERGY CORPORATION
May 25, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:
☐	FOR ALL NOMINEES	NOMINEES:
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	Michael T. Fadden John B. Ewing, Jr. Scott D. Heflin Charles A. Holtgraves Earl P. Hoffman Larry J. Horbach John A. Raasch Philip A. Wilson
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of public accountants	☐	☐	☐
3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR THE RATIFICATION OF PUBLIC ACCOUNTANTS, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
GOVERNANCE OF THE COMPANY
CODE OF ETHICS
CONTACT THE GATEWAY ENERGY CORPORATION BOARD OF DIRECTORS
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER BUSINESS
ANNUAL REPORT
COMPLIANCE WITH SECTION 16 (a) OF THE EXCHANGE ACT
STOCKHOLDER PROPOSALS FOR 2005